NEWS RELEASE

        Contacts:    KLX Energy Services
            Geoffrey C. Stanford, SVP, CAO & Interim CFO
            (832) 930-8066
            IR@klx.com

Dennard Lascar Investor Relations
Ken Dennard / Natalie Hairston
(713) 529-6600
KLXE@dennardlascar.com

KLX ENERGY SERVICES HOLDINGS, INC. ADOPTS
LIMITED-DURATION STOCKHOLDER RIGHTS PLAN

After Careful Consideration, Company’s Board Takes Action to Protect the Best Interests of All Stockholders Following New Investor’s Rapid Accumulation of Stock

HOUSTON, TX – September 23, 2026 – KLX Energy Services Holdings, Inc. (NASDAQ: KLXE) (“KLX” or the “Company” or “we”) today announced that its Board of Directors (the “Board”) has adopted a limited-duration stockholder rights plan (the "Rights Plan") to protect the interests of all of the Company’s stockholders.

The Rights Plan is effective immediately and will expire on September 23, 2027, unless the rights are earlier redeemed, exchanged, or terminated. The Board intends to submit any extension of the Rights Plan beyond its initial term to a vote of the Company’s stockholders.

The Board adopted the Rights Plan in response to the rapid accumulation of the Company’s common stock by a single investor, together with that investor’s request to purchase shares in excess of the 9.995% ownership limitation set forth in the Company’s recently expired $125 million partially backstopped rights offering (“Backstopped Equity Rights Offering”) described in greater detail below under “Description of the Backstopped Equity Rights Offering.” The investor has a well-documented history of acquiring significant equity positions in publicly traded companies and thereafter seeking to acquire those companies or their assets, including through unsolicited acquisition proposals and tender offers.

The Backstopped Equity Rights Offering was intended to allow existing stockholders to participate, pro rata and on equal terms, in a deleveraging transaction for the Company without being diluted. During the pendency of the rights offering, the Company’s share price traded at or near the discounted rights offering price, which was deemed appropriate to incentivize a broad, pro-rata equity raise open to every stockholder. The Company instituted a 9.995% cap on participation in the rights offering to avoid the outcome of any one holder assembling a concentrated or potential control position at the offering's discounted subscription price. However, the cap would not prevent an investor from further accumulation of shares or the formation of a group after the expiration of the Backstopped Equity Rights Offering, which occurred as of 5:00 p.m., New York City time, today, September 23, 2026.

Following the expiration of the Backstopped Equity Rights Offering, the Rights Plan was adopted to protect all stockholders and to implement a 10% threshold to nearly match the prior 9.995% cap for participants under the Backstopped Equity Rights Offering. We expect to share more information about participation in the Backstopped

Equity Rights Offering and the resulting changes to the composition of our stockholder base in the coming days as final subscription tabulations are processed.

The Board believes the Company has significant opportunities to create value for all stockholders following the completion of the Backstopped Equity Rights Offering. The Rights Plan is intended to enable all stockholders to realize the benefits of the deleveraging and to protect the long-term value of their investment by guarding against the acquisition of effective or actual control — whether through open-market purchases, the formation of an undisclosed group, or other tactics — without payment of an appropriate premium to all stockholders. The Rights Plan is intended to ensure that the Board has adequate time to reassess the business post-deleveraging, execute the Company’s strategic plan, and make informed decisions in the best interests of all stockholders.

About the Rights Plan

The Board spent significant time discussing the appropriateness of a rights plan with a beneficial ownership cap of 10%. Considerations that were evaluated included:

•The rapid pace at which a single new investor accumulated a significant position in the Company’s common stock and that investor’s request to acquire as much as 30% of the Company through the Backstopped Equity Rights Offering, together with that investor’s documented history of acquiring substantial equity positions in publicly traded companies and subsequently pursuing transactions to acquire those companies or their assets, including through unsolicited acquisition proposals and tender offers;

•The Company’s responsibility to prevent any prospective bidder from depriving all other stockholders of premium value, in the event an investor has accumulated an equity stake and then bids for the remaining shares;

•The intended purpose of the Backstopped Equity Rights Offering, including that the Company permitted higher ownership levels for certain of the Backstop Parties (up to 30%) to the extent the Backstopped Equity Rights Offering was not sufficiently subscribed as part of a broader agreement to backstop the offering, exchange the Company’s existing notes for equity, and reduce the Company’s leverage, but the Backstopped Equity Rights Offering was not intended to permit the purchase of discounted shares to accumulate a stake;

•The Company’s encouragement of broad participation in the Backstopped Equity Rights Offering, which is expected to reduce the amount of the backstop drawn upon and the size of any resulting Backstop Party equity positions; and

•The Company’s related desire to preserve sufficient time for the Board to complete the deleveraging and execute the Company’s strategic plan.

The Company intends to provide exemptions to the Rights Plan’s beneficial ownership cap to passive stockholders. In addition, the Rights Plan exempts shares of common stock acquired by the Backstop Parties pursuant to the Backstop Agreement, up to and consistent with the ownership levels permitted under the Backstop Agreement, so that the Backstop Parties’ fulfillment of their obligations under the Backstop Agreement and the related deleveraging will not cause the rights to become exercisable.

The Rights Plan is similar to plans adopted by other publicly traded companies and is not intended to deter acquisition offers or preclude the Board from considering acquisition offers that are fair and otherwise in the best interests of the Company and all of its stockholders.

Pursuant to the Rights Plan, the Company will issue, by means of a dividend, 1 preferred share purchase right for every outstanding share of common stock to stockholders of record as of the close of business on October 5, 2026. Under the Rights Plan, the rights generally become exercisable if a person or group acquires beneficial ownership of 10% or more of the outstanding common stock. Under the Rights Plan, the rights also generally become exercisable if a stockholder that already beneficially owns 10% or more of the outstanding common stock subsequently increases its ownership by one or more shares. In the event the rights become exercisable, each holder of a right (other than the person or group triggering the Rights Plan, whose rights will become void and will not be exercisable) will be entitled to purchase, at the exercise price, additional shares of common stock at a significant discount to the then-current market price.

Further details about the Rights Plan will be contained in a Form 8-K filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”).

Description of the Backstopped Equity Rights Offering

Our $125 million Backstopped Equity Rights Offering, pursuant to which we distributed to holders of our common stock, par value $0.01 per share (“Common Stock”), and holders of certain of the Company’s outstanding warrants on August 21, 2026 (the “Record Date” and such holders, collectively, the “Eligible Holders”) transferable basic subscription rights to purchase shares of our Common Stock, expired at 5:00 p.m., New York City time, on September 23, 2026. Each basic subscription right entitled such Eligible Holder to purchase 3.885 shares of our Common Stock at a subscription price equal to $1.49 per whole share (the “Subscription Price”); provided, however, that no Eligible Holder (other than the Backstop Parties (as defined below)) was entitled to exercise subscription rights (including any over-subscription privileges) to the extent that such exercise would result in such holder, together with its affiliates and any persons acting in concert with such Eligible Holder, beneficially owning more than 9.995% of the Company’s outstanding common stock on a pro forma basis after giving effect to such exercise (the “9.995% Ownership Limitation”).

The Backstopped Equity Rights Offering was backstopped by the existing holders (the "Backstop Parties") of the Company's Senior Secured Floating Rate Cash/PIK Notes due 2030 (the "2030 Notes") in an aggregate backstop commitment amount of $94.0 million pursuant to a rights offering backstop agreement (the "Backstop Agreement"), with each individual Backstop Party subject to an aggregate 30% ownership limitation on a pro forma fully diluted basis. The Backstop Parties have committed to purchase any shares that remain unsubscribed in the offering through an exchange of their 2030 Notes for shares of Common Stock at the Subscription Price (the “Backstop Exchange”). Upon completion of the Backstop Exchange, the outstanding principal amount of the 2030 Notes is expected to be reduced by $94.0 million as a result of the combination of par redemptions from any excess proceeds in the Backstopped Equity Rights Offering and the exchange of 2030 Notes for Common Stock in the Backstop Exchange.

About KLX Energy Services Holdings, Inc.

KLX is a growth-oriented provider of diversified oilfield services to leading onshore oil and natural gas exploration and production companies operating in both conventional and unconventional plays in all of the active major basins throughout the United States. The Company delivers mission critical oilfield services focused on drilling, completion, production, and intervention activities for technically demanding wells from over 60 service and support facilities located throughout the United States. KLX's complementary suite of proprietary products and specialized services is supported by technically skilled personnel and a broad portfolio of innovative in-house manufacturing, repair and maintenance capabilities. More information is available at www.klx.com.

Cautionary Statement Regarding Forward-Looking Statements

This release and the documents to which the Company refers you in this release, as well as oral statements made or to be made by the Company, include certain "forward-looking statements" within the meaning of, and subject to the safe harbor created by, the Private Securities Litigation Reform Act of 1995 and other federal securities laws, which are referred to as the safe harbor provisions, with respect to the businesses, strategies and plans of the Company and its expectations relating to its future financial condition and performance, and the transactions described herein. Statements included in this release that are not historical facts are forward-looking statements, including, without limitation, the Company's expectations regarding the Backstopped Equity Rights Offering, including the size, timing, price, and use of proceeds. Words such as "believe," "expect," "plan," "intend," "anticipate," "estimate," "predict," "forecast," "potential," "project," "continue," "may," "might," "should," "could," "would," "will" or the negative thereof and similar expressions are intended to identify such forward-looking statements that are intended to be covered by the safe harbor provisions.

Any forward-looking statements in this release and the information incorporated by reference in this release reflect our current views with respect to future events or to our future financial performance and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by these forward-looking statements. Factors that may cause actual results to differ materially from current expectations include prevailing market conditions, the extent to which holders of record have exercised their rights to purchase Common Stock in the Backstopped Equity Rights Offering and the amount subscribed, which still remains to be tabulated, and whether the Company will be able to successfully complete the Backstopped Equity Rights Offering, in addition to, without limitation, those risks described under the heading "Risk Factors" in our most recent Annual Report on Form 10-K filed with the SEC, as supplemented by our Quarterly Reports on Form 10-Q or our Current Reports on Form 8-K, and discussed elsewhere in this release, and the information incorporated by reference in this release. Given these uncertainties, you should not place undue reliance on these forward-looking statements.

All subsequent written or oral forward-looking statements attributable to the Company or any person acting on behalf of the Company are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. The Company is not under obligation, and the Company expressly disclaims any obligation, to update, alter, or revise forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future events or otherwise, except as may be required by law.

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